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                                                                   EXHIBIT 10.46

Loan Number: 3038879

NOTICE TO BORROWER:

THIS NOTE REQUIRES A BALLOON PAYMENT AT MATURITY.

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                    PROMISSORY NOTE SECURED BY DEED OF TRUST


U.S.   $5,338,500                                           Glendale, California
                                                                    May 15, 1995



          1.  Borrower's Promise to Pay.  FOR VALUE RECEIVED, the undersigned,
              -------------------------
CITADEL REALTY, INC., a Delaware corporation, promises to pay to the order of FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK, a federally chartered savings association, at 600 North Brand Boulevard, Glendale, California 91203, or such other place as Lender from time to time may designate, the principal sum of FIVE MILLION THREE HUNDRED THIRTY EIGHT THOUSAND, FIVE HUNDRED DOLLARS ($5,338,500), together with interest from the Recordation Date until paid in full, with principal and interest payable as provided below in lawful money of the United States.

          2.  Definitions. Capitalized terms in this Note that are not defined
              -----------
 when first used have the meanings set forth below:

          (a) Borrower.  Borrower includes the undersigned maker of this Note
              --------
and any other person or entity that may acquire any interest in any of the real property described in the Deed of Trust.

          (b) Business Day.  A Business Day is any day on which savings and loan
              ------------
associations, savings banks, banks or other financial institutions are generally open for regular banking business in the state in which this Note is payable.

          (c) Deed of Trust.  The Deed of Trust is the Deed of Trust, Assignment
              -------------
of Rents and Leases, Security Agreement and Fixture Filing dated the same date as this Note, and which constitutes a lien on certain real property located in Los Angeles County, California which is more particularly described in the Deed of Trust.

          (d) Lender.  The Lender is Fidelity Federal Bank, a Federal Savings
              ------
Bank or, if Fidelity Federal Bank, a Federal Savings Bank transfers this Note, the holder or other transferee of this Note.

          (e) Loan Documents.  The Loan Documents are the Note, the Deed of
              --------------
Trust, the Guaranty of Payment and any and all other documents or

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instruments expressly referred to in the Deed of Trust or any modifications or amendments thereto.

          (f) Maturity Date. The Maturity Date is June 1, 2000.
              -------------

          (g) Recordation Date.  The Recordation Date is the date on which the
              ----------------
Deed of Trust is recorded in the Official Records of Los Angeles County, California.

          3.  Payment of Principal and Interest.  Principal and interest shall
              ---------------------------------
be payable in accordance with the following provisions:

          3.1  Interest Rate, Index and Current Index.  Subject to paragraph 7
               --------------------------------------              -----------
below, the unpaid principal balance of this Note shall bear interest at a rate per annum equal to the Index plus 4.50 percentage points. The Index shall be the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market ("LIBOR") as published in the Wall Street Journal. The initial Interest Rate is 10.563% per annum. The Interest Rate shall be adjusted on July 1, 1995 and on the first day of each calendar month thereafter (a "Change Date"). The most recent Index figure available as of the first Business Day of the month immediately preceding the month in which the Change Date occurs is called the "Current Index". If the Index is no longer available, the Lender will choose a new Index that is based upon comparable information. The Lender will provide notice to the Borrower of such new Index.

          3.2  Payments.  Payments of principal and interest in amounts
               --------
sufficient to amortize the principal amount plus interest on the outstanding balance over a period of twenty (20) years from the date of the note shall be due and payable commencing on July 1, 1995 and continuing on the first day of each calendar month thereafter, until the Maturity Date. The initial payment of principal and interest shall be in the amount of $53,057.58. Thereafter, payments of principal and interest shall be as computed in accordance with
Section 3.3.

          3.3  Changes in Interest Rate and Payments.  Subject to paragraph 7
               -------------------------------------
below, before each Change Date, the Lender will calculate the new interest rate by adding 4.50 percentage points to the applicable Current Index. The Lender shall then determine the amount of the monthly payment that would be sufficient to repay the unpaid principal amount to be owed at the Change Date in full in accordance with the remainder of the amortization schedule set forth in the first sentence of paragraph 3.2 of this Note at the new interest rate in substantially equal payments. The result of this calculation shall be the amount of the next monthly payment.

          3.4  Payment at Maturity.  The entire unpaid principal balance of this
               -------------------
Note and all accrued but unpaid interest under this Note shall be due and payable on the Maturity Date. BORROWER ACKNOWLEDGES THAT LENDER IS UNDER NO OBLIGATION TO REFINANCE THE INDEBTEDNESS EVIDENCED BY THIS NOTE AT

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MATURITY, AND BORROWER WILL ARRANGE TO REPAY THIS NOTE WITH FUNDS OBTAINED FROM
SOURCES OTHER THAN A NEW LOAN BY LENDER.

          3.5  Calculation of Interest.  Interest payable with respect to any
               -----------------------
full calendar month shall be calculated on the assumption that such month is a 30-day month in a 360-day year. Interest payable with respect to any period that is less than a full calendar month shall be calculated according to the actual number of days in such period as a fraction of a 360-day year.

          4.  Application of Payments.  Except to the extent otherwise required
              -----------------------
by law or by the express terms of any other Loan Document, Lender shall apply and credit funds received by Lender pursuant to this Note or any other Loan Document (a) first, to pay, or reimburse Lender for amounts advanced by Lender (other than principal of the loan evidenced by this Note) pursuant to any provision of the Loan Documents (including, without limitation, those costs and expenses described in paragraph 9), (b) second, to fund any deposits that
                      -----------
Borrower may be required by the terms of any Loan Document to make with Lender and that Borrower has in fact failed to make, including any such deposits to be used to pay the cost of repairing or constructing any improvements, insurance premiums, property taxes and assessments and utility charges, (c) third, to pay any late payment charges due under this Note or any other Loan Document, (d) fourth, to pay any other sums due under the Loan Documents, excluding interest earned or accrued under this Note and principal, (e) fifth, to pay any interest earned or accrued under this Note, and (f) sixth, to pay principal outstanding under this Note.

          5.  Prepayment.  The principal of this Note may be prepaid at any time
              ----------
upon the payment of the Applicable Prepayment Percentage applied to the amount of principal prepaid. The Applicable Prepayment Percentage shall be (i) four percent with respect to any prepayment made between the date of this Note and the first anniversary thereof (or, if such anniversary is not a Business Day, on the Business Day thereafter); (ii) three percent with respect to any prepayment made after the end of the period described in the preceding clause (i) but on or before the second anniversary of the date of this Note (or, if such anniversary is not a Business Day, on the Business Day thereafter); (iii) two percent with respect to any prepayment made after the end of the period described in the preceding clause (ii) but on or before the third anniversary of the date of this Note (or, if such anniversary is not a Business Day, on the Business Day thereafter); (iv) one percent with respect to any prepayment made after the end of the period described in the preceding clause (iii) but on or before the fourth anniversary of the date of this Note (or, if such anniversary is not a Business Day, on the Business Day thereafter). On and after the end of the period described in clause (iv) of the preceding sentence, the principal of this Note may be prepaid in whole or in part without premium or penalty.
Concurrently with any prepayment of principal, Borrower shall notify Lender in writing that Borrower is making a prepayment in an amount specified in such written notice. Any such prepayment of principal shall be accompanied by the prepayment premium with respect to such prepayment computed in accordance with this Section 5.
     ---------

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          6.  Security; Acceleration upon Certain Transfers.  Repayment of this
              ---------------------------------------------
Note is secured by the Deed of Trust. The Deed of Trust contains the following provisions:

     Transfer of Property or Interest in Trustor.
     -------------------------------------------

          (a) Upon (i) any sale, encumbrance, pledge or other transfer of the Property, or any part of or interest in the Property or (ii) any merger or consolidation of the Trustor with any corporation or other entity or (iii) any sale or other transfer of, or series of sales or transfers of, in excess of 50%, in the aggregate, of the voting stock of Trustor or (iv) issuance or series of issuances by Trustor of newly issued voting stock constituting, in the aggregate, in excess of 50% of the voting stock of Trustor, Beneficiary may, at its option, declare all of the sums secured by this Deed of Trust to be immediately due and payable, and if such sums are not immediately paid in full, Trustor shall be in default under this Deed of Trust and Beneficiary may invoke all of the remedies available under this Deed of Trust and the other Loan Documents as well as all additional remedies available at law or at equity.

          (b) Paragraph (a) of this Section 2.11 shall not be applicable to
(A) any transfer of (i) the Property, or (ii) all of the issued and outstanding shares of the Trustor, in either case, to a subsidiary of Trustor or Citadel Holding Corporation or (B) any transfer of the Property by operation of law as a result of a merger or consolidation of Trustor or any subsidiary to which the Property has been transferred pursuant to this paragraph (b) on the one hand, and Citadel Holding Corporation, on the other; provided, that in the event of a transfer permitted under this paragraph (b), such subsidiary or Citadel Holding Corporation, as applicable, shall be bound by and subject to clauses (i), (ii),
(iii) and (iv) of paragraph (a) to the same extent as Trustor.

          (c) So long as (i) Borrower is not in default under any of the terms of the Note, this Deed of Trust or any other loan document, and (ii) no situation exists which with the passage of time or the giving of notice or both would constitute a default under the Note, this Deed of Trust or any other loan document, in the event Borrower desires to transfer all of the property to another party (the "Transferee") and have the Transferee assume all of Borrower's obligations under the Note, this Deed of Trust and all of the other Loan Documents (collectively, the "Transfer and Assumption"), Borrower, subject to the terms of this paragraph, may make a written application to Beneficiary for Beneficiary's consent to the Transfer and Assumption, which consent will not be unreasonably withheld, taking into account the creditworthiness of the proposed new borrower and the terms of the proposed transaction. Together with such written application (and afterwards if requested by Beneficiary), Borrower will submit to Beneficiary true, correct and complete copies of any and all information and documents of any kind requested by Beneficiary concerning the Property, Transferee, the transaction, and/or Borrower, together with any review fee required by Beneficiary, in Beneficiary's discretion. If Beneficiary consents to the Transfer and Assumption, the Transferee and Borrower shall (i) deliver to Beneficiary an assumption fee in an amount equal to one percent of the unpaid principal balance of the Loan on the date of the Transfer and Assumption (ii) execute

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and deliver to Beneficiary any and all documents required by Beneficiary, in form and substance required by Beneficiary, in Beneficiary's sole discretion (the "Assumption Documents"), (iii) deliver to Beneficiary an endorsement to the mortgagee policy of title insurance then insuring the lien created by this Deed of Trust in form and substance acceptable to Beneficiary, in Beneficiary's sole discretion (the "Endorsement"), and (iv) deliver to Beneficiary a payment in the amount of all costs incurred by Beneficiary in connection with the Transfer and Assumption, including but not limited to, Beneficiary's attorneys fees and expenses, all recording fees for the assumption documents, and all fees payable to the title company for the delivery to Beneficiary of the Endorsement. Notwithstanding anything contained in this paragraph to the contrary, under no circumstances may the property and loan be transferred and assumed by any party under the terms of this paragraph more than once during the entire term of the loan.

          7.  Default.  If any payment under this Note is not paid within ten
              -------
days after the date on which the payment is due (irrespective of whether Borrower has received any notice of such nonpayment) or if any covenant or obligation made or undertaken for the benefit of lender in any other Loan Document is not fully performed within the time required by the terms of such Loan Document, then Borrower shall be in default hereunder and Lender may elect, without any further notice or demand to Borrower, to declare all principal and accrued but unpaid interest under this Note immediately due and payable. If any covenant or obligation made or undertaken for the benefit of Lender in the Loan Documents is not fully performed within the time required by the terms of such document, then Borrower shall be in default hereunder and Lender may elect, without any further notice or demand to Borrower, to declare all principal and accrued but unpaid interest under this Note immediately due and payable. Any failure of Lender to make such election following a default or defaults shall not constitute a waiver of Lender's right to make the election in the event of any subsequent default. Borrower agrees that upon the occurrence of any Event of Default, Lender shall have the option, without notice to Borrower, of increasing the rate of interest on the entire unpaid principal balance of this Note (provided, however, that such rate of interest shall be increased automatically without notice or election by Maker, upon the occurrence of any of the events set forth in Section 5.1(a)(i) of the Deed of Trust), effective from the date of such Event of Default (provided the Default Rate shall cease to be applicable upon the curing of such Events of Default), to a rate (the "Default Rate") equal to (a) five percent (5%) over the Interest Rate then applicable under this Note in the case of a monetary Event of Default, and (b) two percent (2%) over the Interest Rate then applicable under this Note in the case of a material non-monetary Event of Default, and (c) the higher of the rates if both a monetary and non-monetary Event of Default exist at the same time. This clause, however, shall not be construed as an agreement or privilege to extend the maturity date, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of an Event of Default. Lender shall retain the right to exercise any and all rights and remedies available at law and in equity. In the event of any such failure to timely make any payment due under this Note, interest shall continue to accrue and be payable at the Default Rate notwithstanding any suspension by the lender of lease

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payments under the First Amendment to Office Lease between the Borrower, a lessor and the Lender, as lessee.

          8.  Late Payment Charge.  If any payment under this Note (whether of
              -------------------
principal or interest, or both, and including the payment due on the Maturity Date or upon any acceleration of this Note) is not paid within ten days after the date on which the payment is due, Borrower shall pay to Lender, in addition to the delinquent payment and without any requirement of notice or demand by Lender except as may be imposed by law, a late payment charge equal to 10% of the amount of the delinquent payment. Borrower expressly acknowledges and agrees that the foregoing late payment charge provision is reasonable under the circumstances existing on the date of this Note, that it would be extremely difficult and impractical to fix Lender's actual damages arising out of any late payment and that the foregoing late payment charge shall be presumed to be the actual amount of such damages incurred by Lender. No provision in this Note (including the provisions for a late payment charge and for additional interest on any amounts remaining unpaid after the Maturity Date) shall be construed as in any way excusing Borrower from its obligation to make each payment under this Note promptly when due. In the event of any such failure to timely make any payment due under this Note, such late payment charge shall be payable notwithstanding any suspension prior to expiration of such ten-day period by the Lender of lease payments under the First Amendment to Office Lease between the Borrower, as Lessor, and the Lender, as lessee.

          9.  Costs of Collection and Enforcement.  Borrower and any endorsers
              -----------------------------------
jointly and severally promise to pay (a) all reasonable out-of-pocket attorneys' fees and other reasonable out-of-pocket costs and expenses of any nature incurred by Lender in connection with the collection of this Note or the enforcement of Lender's rights and remedies under the Loan Documents, including attorneys' fees incurred by Lender for legal advice concerning Lender's rights and remedies following any act or occurrence that constitutes a default under any Loan Document; (b) reasonable out-of-pocket attorneys' fees, as determined by the court, and all other reasonable out-of-pocket costs, expenses and fees incurred by Lender in connection with any suit or proceeding, remedies under the Loan Documents, whether or not such suit or proceeding instituted to collect this Note or to enforce Lender's rights and remedies under the Loan Documents, whether or not such suit or proceeding is prosecuted to judgment or conclusion; and (c) all reasonable out-of-pocket attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by Lender in connection with any bankruptcy, insolvency or reorganization proceeding or receivership involving Borrower or any affiliate of Borrower, including all attorneys' fees incurred in making any appearance in any such proceeding or in seeking relief from any stay or injunction issued in or arising out of any such proceeding.

          10.  Offsets.  No indebtedness evidenced by this Note shall be deemed
               -------
to have been offset or shall be offset or compensated by all or part of any claim, cause of action, counterclaim or cross-claim, whether liquidated or unliquidated, which Borrower now or hereafter may have or may claim to have against Lender.

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Furthermore, Borrower waives to the fullest extent permitted by law any rights
Borrower may have under California Code of Civil Procedure Section 431.70.

          11.  Certain Waivers.  Borrower and all endorsers jointly and
               ---------------
severally waive diligence, grace, demand, presentment for payment, exhibition of this Note, protest, notice of protest, notice of dishonor, notice of demand, notice of nonpayment, and any and all exemption rights against the indebtedness evidence by this Note, and agree to any and all extensions or renewals from time to time without notice and to any partial payments of this Note made before or after maturity and that no such extension, renewal or partial payment shall release any one or all of them from the obligation of payment of this Note or any installment of this Note, and consent to offsets of any sums owed to any one or all of them by Lender at any time.

          12.  Waiver of Jury Trial.  BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND
               --------------------
INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS AGREEMENT, THIS NOTE, THE DEED OF TRUST, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

          13.  Loss, Theft, Destruction or Mutilation of Note.  In the event of
               ----------------------------------------------
the loss, theft or destruction of this Note, upon Borrower's receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by the party who held this Note immediately prior to its loss, theft or destruction, or in the event of the mutilation of this Note, upon Lender's surrender to the Borrower of the mutilated Note, Borrower shall execute and deliver to such party or Lender, as the case may be, a new promissory note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

          14.  Notices.  The provisions of the Deed of Trust concerning the
               -------
giving and receipt of notices shall apply to a notice or other communication given under this Note.

          15.  Obligations Joint and Several.  If Borrower consists of more than
               -----------------------------
one person or entity, each shall be jointly and severally liable for the performance of each of the obligations of Borrower to Lender hereunder.

          16.  Construction of Note.  Captions in this Note are included solely
               --------------------
for convenience and are not to be referred to in construing or interpreting this Note. Each reference in this Note to a particular paragraph is a reference to a paragraph of this Note unless otherwise expressly indicated. The term "include," "includes" and "including" are not used in any limiting sense, but rather by way of example or illustration. If any portion of this Note is declared invalid, illegal or unenforceable by any court of competent jurisdiction, said portion shall be deemed severed from this Note and the remaining portions shall continue in full force and effect. Time is strictly

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of the essence of each and every provision of this Note.  This Note shall be governed by and interpreted and enforced under the laws of the State of California.

          17.  Payment on Business Days.  If any payment to be made hereunder or
               ------------------------
under the other Loan Documents shall become due on a day other than a Business Day, such payment shall be made on the Business Day next following the day on which such payment would otherwise have been due.

BORROWER:

CITADEL REALTY, INC., a Delaware
corporation


By:   /s/ STEVE WESSON
   ___________________________________
   Steve Wesson, President

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